PITTSBURGH AND WEST VIRGINIA RAILROAD

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            to be held May 15, 2003





                                                April 15, 2003


To the Shareholders of
   Pittsburgh & West Virginia Railroad:

   The annual meeting of shareholders of Pittsburgh & West Virginia Railroad will be held on May 15, 2003, at 11:00 A.M., at #2 Port Amherst Drive, Charleston, West Virginia, for the following purposes:

   (1) To elect five trustees to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

   (2) To transact such other business as may properly come before the meeting.

   The Board of Trustees has fixed the close of business on March 14, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.



	By order of the Board of Trustees,



        /s/ Charles T. Jones
	Charles T. Jones
	Alternate Chairman and President







If you do not expect to attend in person, please fill in, date, sign and return the enclosed proxy in the envelope provided. No postage is necessary if mailed in the United States.


                      PITTSBURGH AND WEST VIRGINIA RAILROAD
                             #2 Port Amherst Drive
                        Charleston, West Virginia 25306



                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Pittsburgh & West Virginia Railroad
(the "Trust") to be used at the annual meeting of shareholders to be held on May 15, 2003, in Charleston, West Virginia, and at any adjournments thereof. This proxy statement, the accompanying form of proxy and the 2002 Annual Report will be mailed to shareholders on or before April 15, 2003.

    At the close of business on March 14, 2003, the record date, there were outstanding and entitled to vote 1,510,000 shares of beneficial interest.
Each share is entitled to one vote on each matter brought before the meeting. However, for the election of trustees, shareholders are entitled to cumulative voting; that is, each shareholder will have a number of votes equal to the number of his shares multiplied by the number of trustees to be elected, and may cast all such votes for a single nominee or may distribute them among the nominees in any manner. A proxy may be revoked at any time prior to the voting thereof, by giving notice to the Secretary of the Trust, in writing or in open meeting.

    The cost of soliciting proxies will be borne by the Trust. Solicitation may be made by mail or by telephone and telegraph, by officers of the Trust without extra compensation. The Trust will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.


Election of Trustees

    It is intended that all executed proxies, not limited to the contrary, will be voted for the election as trustees of the five nominees listed below, each to hold office until the next annual meeting of shareholders, or until their successors are elected and qualified. If any nominee becomes unavailable for any reason, the proxies will be voted for the election of such substitute as may be designated by management.


Remuneration

    The aggregate remuneration for services in all capacities paid or accrued in 2002 to all trustees and officers of the Trust as a group (four in number) was $14,200. This consisted entirely of accounting and trustees fees. The Trust does not have pension, profit-sharing or deferred compensation plans, or any other contingent form of remuneration.



Shareholder Proposals

    Any shareholder proposal intended to be presented at the next annual meeting must be received by the Trust no later than December 15, 2003. The Trust suggests that such proposals be addressed to Robert A. Hamstead, Vice President and Secretary-Treasurer, #2 Port Amherst Drive, Charleston, WV 25306, and sent by certified mail, return receipt requested.


Audit Committee

    The Audit Committee consists of the Trustees, Messrs. H. Jones, C. Jones and V. Wenger. The Committee's responsibilities include: (a) selection of the Trust(s independent auditors, (b) discussing the arrangements for the proposed scope and the results of the annual audit with management and the independent auditors, (c) reviewing the scope of non-audit professional services provided by the independent auditors, and (d) obtaining from both management and the independent auditors their observations on the Trust's system of internal accounting controls. The three Trustees are independent to the company.


Other Matters

    The current audit firm, Gibbons & Kawash, has elected to discontinue services to all SEC registrants. The Trust is currently requesting proposals from selected independent auditors to provide audit services for 2003. A representative of Gibbons & Kawash will be present at the annual shareholders meeting on May 15, 2003. They have indicated that they do not plan to make a statement but will be available to answer questions.

    The Board of Trustees does not have nominating, or compensation committees, or any committee performing similar functions. The Board held one regularly scheduled meeting during 2002 and on five occasions during the year, the trustees, after conferring by telephone, adopted Board resolutions by unanimous written consent. All of the trustees were in attendance at those meetings.

    Management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

    This report includes the Trust's current Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. If desired, an additional copy is available to shareholders, without charge, upon written request to the Vice President and Secretary-Treasurer of the Trust at #2 Port Amherst Drive, Charleston, WV 25306.


                                                  /s/Robert A. Hamstead
                                                  Robert A. Hamstead
                                                  Vice President and Secretary
                                                  Treasurer

Dated: April 15, 2003



                                                                      Owned at
Nominee (Age) and       Principal Occupation         Trustee          March 31,
Position with Trust         Past 5 Years              Since              2002

Herbert E. Jones, Jr.   Vice President,                1968*              4,000
(82) (a) Trustee,       Port Amherst, Ltd. (b)
Chairman

Charles T. Jones        President, Port Amherst,Ltd.  1968*                 200
(84) (a) Trustee,       (transportation) (b)
President

Virgil E. Wenger (72)   Certified Public Accountant   1991                  200
Trustee, Asst.          (c)
Secretary, and Asst.
Treasurer

O. Nelson Jones (45)    President, Madison Coal and     -                    -
(d)                     Supply Company, Inc. (a
			subsidiary of Port Amherst,
                        Ltd.)

Herbert E. Jones, III   Professional Musician           -                    -
(54) (e)

* Was a director of the Trust(s predecessor, Pittsburgh & West Virginia Railway Company, at the time such predecessor was completely liquidated and dissolved.

(a)  Charles T. Jones and Herbert E. Jones, Jr. are brothers.

(b) For more than 10 years prior to April 1, 1982, Herbert E. Jones, Jr. was President and Charles T. Jones was Executive Vice-President and Treasurer of Amherst Coal Co.

(c) Virgil E. Wenger is an Independent Consultant. For 25 years he was a partner of Ernst & Young. He is also Chairman of the Board of Rotary Power International, Inc.

(d)  O. Nelson Jones is the son of Charles T. Jones.

(e)  Herbert E. Jones, III, is the son of Herbert E. Jones, Jr.

     All trustees and officers of the Trust as a group (3 persons) owned beneficially 4,400 shares representing .290% of the outstanding shares.





                       PITTSBURGH & WEST VIRGINIA RAILROAD


                              AUDIT COMMITTEE CHARTER


Organization

  There shall be a committee of the board of directors to be known as the audit committee.The audit committee shall be composed of at least three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

  The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

  In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

  In carrying our these responsibilities, the audit committee will:

     Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation.

     Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     Review with the independent auditors and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might by deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's accounting, personnel, and the cooperation that the independent auditors received during the course of the audit.

     Review accounting and financial human resources and succession planning within the company.

     Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.